Exhibit 4.1

NEWFIELD EXPLORATION COMPANY,

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

SIXTH SUPPLEMENTAL INDENTURE

dated as of July 3, 2012

to Subordinated Indenture dated as of December 10, 2001

THIS SIXTH SUPPLEMENTAL INDENTURE, dated as of July 3, 2012 (this “Sixth Supplemental Indenture”), supplements and amends the Subordinated Indenture dated as of December 10, 2001 (the “Original Indenture”) as supplemented by the Third Supplemental Indenture dated as of April 3, 2006 to the Original Indenture (the “Third Supplemental Indenture” and together with the Original Indenture, the “Indenture”), each between NEWFIELD EXPLORATION COMPANY, a Delaware corporation, as issuer (the “Company”), and U.S. BANK NATIONAL ASSOCIATION (as successor trustee to Wachovia Bank, National Association (formerly First Union National Bank)), a national banking association, as trustee (the “Trustee”).

RECITATIONS OF THE COMPANY

WHEREAS, the Company and the predecessor to the Trustee have heretofore executed and delivered the Original Indenture and, in accordance with Section 301 of the Original Indenture, executed and delivered the Third Supplemental Indenture establishing the terms of the Company’s senior subordinated debt securities designated as the 6 5/8% Senior Subordinated Notes due 2016 (the “Notes”);

WHEREAS, the Company issued $550,000,000 in aggregate principal amount of the Notes on April 3, 2006 and, as of June 19, 2012, all such Notes were outstanding;

WHEREAS, Section 902 of the Original Indenture provides that, subject to the terms thereof, the Company and the Trustee may, with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, enter into a supplemental indenture for the purpose of amending the Indenture as it relates to the Notes;

WHEREAS, the Company has made a tender offer (the “Tender Offer”) to each registered Holder of Notes to purchase, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated June 19, 2012, as amended, modified or supplemented (the “Statement”), any and all of each such Holder’s outstanding Notes for an amount in cash specified in the Statement (the “Tender Offer Consideration”);

WHEREAS, in conjunction with the Tender Offer, the Company has also solicited consents from the Holders for certain proposed amendments (the “Proposed Amendments”) to the Indenture as it relates to the Notes, which Proposed Amendments are contained in this Sixth Supplemental Indenture;

WHEREAS, (1) the Company has received the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes for the Proposed Amendments, all as certified by an Officers’ Certificate delivered to the Trustee simultaneously with the execution and delivery of this Sixth Supplemental Indenture, (2) the Company has delivered to the Trustee simultaneously with the execution and delivery of this Sixth Supplemental Indenture an Opinion of Counsel relating to this Sixth Supplemental Indenture as contemplated by Section 102 of the Original Indenture and (3) the Company has satisfied all other conditions required under the Indenture to enable the Company and the Trustee to enter into this Sixth Supplemental Indenture.

NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE I

AMENDMENTS TO THE ORIGINAL INDENTURE

The Original Indenture is hereby amended solely with respect to the Notes as follows:

Section 1.1 Reports of the Company. Section 704 of the Original Indenture is hereby deleted in its entirety and replaced with the words “Section 704. INTENTIONALLY OMITTED”.

Section 1.2 Merger and Consolidation. Section 801 of the Original Indenture is hereby deleted in its entirety and replaced with the words “Section 801. INTENTIONALLY OMITTED”.

Section 1.3 Successor Substituted. Section 802 of the Original Indenture is hereby deleted in its entirety and replaced with the words “Section 802. INTENTIONALLY OMITTED”.

Section 1.4 Existence. Section 1005 of the Original Indenture is hereby deleted in its entirety and replaced with the words “Section 1005. INTENTIONALLY OMITTED”.

Section 1.5 Maintenance of Properties. Section 1006 of the Original Indenture is hereby deleted in its entirety and replaced with the words “Section 1006. INTENTIONALLY OMITTED”.

Section 1.6 Payment of Taxes and Other Claims. Section 1007 of the Original Indenture is hereby deleted in its entirety and replaced with the words “Section 1007. INTENTIONALLY OMITTED”.

Section 1.7 Additional Covenants. Sections 1009, 1010, 1011, 1012, 1013, 1014, 1015, 1016, 1017 and 1018 of the Original Indenture, as added by Section 6(c) of the Third Supplemental Indenture and deleted in their entirety as set forth in Section 2.4 hereof, shall be of no further force and effect with respect to the Notes following the effectiveness of this Sixth Supplemental Indenture.

Section 1.8 Redemption. The following amendments are made to Article Eleven of the Original Indenture:

(a) Section 1102 of the Original Indenture is hereby amended by deleting the words “60 days prior to the Redemption Date” and inserting in lieu thereof the words “five days prior to the Redemption Date”, and all other provisions of Section 1102 as set forth in the Original Indenture shall remain unmodified and shall continue be of full force and effect with respect to the Notes as set forth in the Original Indenture;

(b) Section 1104 of the Original Indenture is hereby amended by deleting the words “not less than 30 nor more than 60 days prior to the Redemption Date” from the first sentence of Section 1104 and inserting in lieu thereof the words “not less than three nor more than 60 days prior to the Redemption Date”, and all other provisions of Section 1104 as set forth in the Original Indenture shall remain unmodified and shall continue be of full force and effect with respect to the Notes as set forth in the Original Indenture; and

(c) Section 1108, as added by Section 7(c) of the Third Supplemental Indenture, shall be amended as set forth in Section 2.5 hereof.

Section 1.9 Notwithstanding any provision in the Original Indenture to the contrary, (a) all definitions set forth in Section 101 of the Original Indenture that relate to defined terms used solely in the sections and/or provisions deleted by this Sixth Supplemental Indenture shall be deleted in their entirety, and (b) all references to sections of the Original Indenture that are used exclusively in the text of the Original Indenture that are otherwise being deleted by this Sixth Supplemental Indenture shall be deleted in their entirety.

ARTICLE II

AMENDMENTS TO THE THIRD SUPPLEMENTAL INDENTURE

The Third Supplemental Indenture is hereby amended solely with respect to the Notes as follows:

Section 2.1 Events of Default. The following amendments are made to Section 4(a) of the Third Supplemental Indenture:

(a) The words “; or” at the end of Section 4(a)(2) are hereby deleted and replaced with “.”

(b) Section 4(a)(3) is hereby deleted in its entirety and replaced with the words “(3) INTENTIONALLY OMITTED”.

(c) Section 4(a)(4) is hereby deleted in its entirety and replaced with the words “(4) INTENTIONALLY OMITTED”.

(d) Section 4(a)(5) is hereby deleted in its entirety and replaced with the words “(5) INTENTIONALLY OMITTED”.

(e) Section 4(a)(6) is hereby deleted in its entirety and replaced with the words “(6) INTENTIONALLY OMITTED”.

(f) Section 4(a)(7) is hereby deleted in its entirety and replaced with the words “(7) INTENTIONALLY OMITTED”.

(g) Section 4(a)(8) is hereby deleted in its entirety and replaced with the words “(8) INTENTIONALLY OMITTED”.

(h) Section 4(a)(9) is hereby deleted in its entirety and replaced with the words “(9) INTENTIONALLY OMITTED”.

Section 2.2 Merger and Consolidation. Section 5(a) of the Third Supplemental Indenture is hereby deleted in its entirety and replaced with the words “(a) INTENTIONALLY OMITTED”.

Section 2.3 Corporate Existence. Section 6(b) of the Third Supplemental Indenture is hereby deleted in its entirety and replaced with the words “(b) INTENTIONALLY OMITTED”.

Section 2.4 Covenants. Section 6(c) of the Third Supplemental Indenture, which added covenants with respect to the Notes to the Original Indenture as Sections 1009, 1010, 1011, 1012, 1013, 1014, 1015, 1016, 1017 and 1018 of the Original Indenture, is hereby deleted in its entirety and replaced with the words “(c) INTENTIONALLY OMITTED”.

Section 2.5 Redemption Notice. Section 7(c) of the Third Supplemental Indenture, which added Section 1108 with respect to the Notes to the Original Indenture, is hereby amended as follows:

(a) in the second sentence of Section 1108(a), deleting the words “upon no less than 30 nor more than 60 days’ prior notice” and inserting in lieu thereof the words “upon no less than three nor more than 60 days’ prior notice”; and

(b) in the second sentence of Section 1108(b), deleting the words “upon not less than 30 nor more than 60 days’ prior notice” and inserting in lieu thereof the words “upon not less than three nor more than 60 days’ prior notice”, and all other provisions of Section 1108, as added by Section 7(c) of the Third Supplemental Indenture, shall remain unmodified and shall continue be of full force and effect with respect to the Notes as set forth in the Third Supplemental Indenture.

Section 2.6 Global Notes. Any references in the Form of Note appended to the Third Supplemental Indenture or in the global note certificate(s) representing the Notes executed in connection with the original issuance of the Notes or otherwise pursuant to the Indenture shall be deemed to be amended to conform to the amendments set forth in this Sixth Supplemental Indenture.

Section 2.7 Notwithstanding any provision in the Third Supplemental Indenture to the contrary, (a) all definitions set forth in Section 2 of the Third Supplemental Indenture that relate to defined terms used solely in the sections and/or provisions deleted by this Sixth Supplemental Indenture shall be deleted in their entirety, and (b) all references to sections of the Third Supplemental Indenture that are used exclusively in the text of the Third Supplemental Indenture that are otherwise being deleted by this Sixth Supplemental Indenture shall be deleted in their entirety.

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.1 Defined Terms. For all purposes of this Sixth Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, capitalized terms used herein and defined in the Indenture have the meanings specified in the Indenture.

Section 3.2 Indenture. Except as amended hereby, the Indenture is in all respects ratified and confirmed and all the terms shall remain in full force and effect with respect to the Notes. This Sixth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Sixth Supplemental Indenture shall control.

Section 3.3 Governing Law. THIS SIXTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3.4 Successors and Assigns. All agreements of the Company in this Sixth Supplemental Indenture shall bind its successors and assigns. All agreements of the Trustee in this Sixth Supplemental Indenture shall bind its successors.

Section 3.5 Duplicate Originals. All parties may sign any number of copies of this Sixth Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. It is the express intent of the parties to be bound by the exchange of signatures on this Sixth Supplemental Indenture via facsimile or other form of electronic transmission.

Section 3.6 Severability. In case any one or more of the provisions in this Sixth Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 3.7 Effectiveness. The Original Indenture and Third Supplemental Indenture, each as amended with respect to the Notes by this Sixth Supplemental Indenture, are ratified and confirmed and all terms thereof shall remain in full force and effect. This Sixth Supplemental Indenture shall not be deemed to modify any provisions of the Original Indenture or Third Supplemental Indenture with respect to any Security other than the Notes.

The Proposed Amendments effected by this Sixth Supplemental Indenture shall take effect on the date hereof, upon execution and delivery of this Sixth Supplemental Indenture by each of the parties hereto; provided, however, that the Proposed Amendments shall be operative only upon, and simultaneously with, and shall have no force and effect prior to, the Company’s notification to the Trustee and the Depositary of its acceptance for purchase of at least a majority in aggregate principal amount of the Notes then outstanding in accordance with the terms of the Tender Offer.

Section 3.8 Counterparts. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

Section 3.9 Sixth Supplemental Indenture Controls. In the event there is any conflict or inconsistency between the Indenture and this Sixth Supplemental Indenture, the provisions of this Sixth Supplemental Indenture shall control.

Section 3.10 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed as of the day and year first above written.

NEWFIELD EXPLORATION COMPANY

By:	/s/ Terry W. Rathert
Name:	Terry W. Rathert
Title:	Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Steven A. Finklea
Name:	Steven A. Finklea
Title:	Vice President

[Signature page of the Sixth Supplemental Indenture]